Prime Credit Card Master Trust


  $400,000,000 6.7% Class A Asset Backed Certificates,
                     Series 2000-1




             PRIME RECEIVABLES CORPORATION

                      (TRANSFEROR)

                        FDS BANK

                       (SERVICER)



                 UNDERWRITING AGREEMENT


Credit Suisse First Boston Corporation
  As Representative (the "Representative") of the Several Underwriters,
11 Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

          1.  Introductory.  Prime Receivables
Corporation, a Delaware corporation (the "Transferor"), proposes to cause Prime Credit Card Master Trust (the
"Trust") to issue $400,000,000 in aggregate principal amount of 6.7% Class A Asset Backed Certificates, Series
2000-1 (the "Class A Certificates").  The Class A
Certificates are to be issued pursuant to the Pooling and Servicing Agreement, dated as of December 15, 1992, among the Transferor, Federated Department Stores, Inc.
("Federated") and The Chase Manhattan Bank, as Trustee
(the "Trustee"), as supplemented or amended in accordance with its terms (the "Pooling and Servicing Agreement"), and the Series 2000-1 Supplement (the "Series
Supplement") to be entered into among the Transferor, FDS
Bank ("FDS"), as Servicer, and the Trustee. In addition, concurrently with the issuance of the Class A
Certificates, the Transferor shall cause the Trust to issue pursuant to the Pooling and Servicing Agreement and the Series Supplement, $38,100,000 in aggregate principal amount of Class B Asset Backed Certificates, Series 2000-
1, (the "Class B Certificates") and $38,100,000 in aggregate principal amount of Class C Asset Backed
Certificates, Series 2000-1 (the "Class C Certificates," and, together with the Class A Certificates and the Class
B Certificates, the "Investor Certificates").  Each
Certificate represents a specified percentage of an undivided interest in the Trust. The assets of the Trust will include receivables (the "Receivables") generated from time to time in the credit card accounts (the
"Accounts") originated by FDS and certain other subsidiaries identified on Schedule A (each, an "Originator") of Federated and sold to the Transferor, all monies due or to become due in respect of the Receivables, including Receivables resulting from certain fees billed to obligors on the Accounts, any Receivables in the Accounts added to the Trust from time to time, moneys on deposit in certain accounts of the Trust, all of the Transferor's right, title and interest in the Receivables Purchase Agreement, and payments made in respect of Enhancements issued with respect to any other
Series of certificates issued by the Trust pursuant to the Pooling and Servicing Agreement, other than the Investor Certificates (which Enhancements will not be available for the benefit of the Class A Certificates).
To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          The Transferor hereby agrees with Credit Suisse
First Boston Corporation (in such capacity the
"Representative") as representative of the several underwriters named in Schedule A (the "Underwriters") as follows:

          2.  Representations and Warranties of the
Transferor. The Transferor represents and warrants to, and agrees with, the Underwriters that:

               (a)  A registration statement on Form S-3
(No. 333-45760) relating to the Class A Certificates (the
"Registration Statement"), including a form of prospectus and prospectus supplement, has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective by the Commission and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. For purposes of this Agreement, "Effective Date" means the date as of which such Registration Statement or the most recent post-effective amendment thereto, if any, was declared effective by the Commission. Any prospectus supplement relating to the Class A Certificates
("Prospectus Supplement"), as first filed with the Commission pursuant to and in accordance with Rule 424(b)
("Rule 424(b)") under the Securities Act of 1933, as amended (the "Act") is, together with the base prospectus
(such base, in the form it appears in the Registration
Statement or in the form filed with the Commission pursuant to Rule 424(b) together with the Prospectus
Supplement) or (if no such filing is required) as included in a Registration Statement, including all material incorporated by reference in such prospectus and prospectus supplement, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

               (b)  (i)  On the Effective Date of the
Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, as amended or supple mented as of its date and the Registration Statement as of such date, each conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The representations contained in the preceding sentence do not apply to statements in or omissions from the Registration Statement or the Prospectus, as the case may be based upon written information furnished to the Transferor by the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section
7(c) hereof.

               (c)  As of the Closing Date (as
hereinafter defined), (i) the representations and warranties of the Transferor and FDS, as Servicer, in the Pooling and Servicing Agreement, will be true and correct in all material respects and (ii) the Class A
Certificates, the Pooling and Servicing Agreement, the
Series Supplement, the Receivables Purchase Agreement, and this Underwriting Agreement will conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

          3.  Purchase, Sale, Payment and Delivery of
Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the underwriters identified on Schedule A hereto (the "Class A Underwriters"), and the Class A Underwriters agree to purchase from the Transferor at a purchase price of 99.621875% of the principal amount thereof, $400,000,000 aggregate principal amount of the Class A Certificates in the principal amounts shown on Schedule A hereto.

          The Transferor will deliver against payment of the purchase price the Class A Certificates in the form of one or more permanent global securities in definitive form (the "Global Certificates") deposited with the Trustee as custodian for The Depository Trust Company
("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Class A Certificates shall be made by the Underwriter or the Representative on behalf of the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account in New York previously designated to Credit Suisse First
Boston Corporation by the Transferor at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times
Square, New York, New York at 10:00 a.m. (New York time), on December 7, 2000 or at such other time not later than seven full business days thereafter as the Underwriters and the Transferor determine, such time being herein referred to as the "Closing Date," against delivery to the Trustee as custodian for DTC of the Global
Certificates representing all of the Class A
Certificates. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of the Class A Certificates. The Global Certificates will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP no later than
12:00 noon (New York time) on the day prior to the Closing Date.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Class
A Certificates for sale to the public (which may include selected dealers) as set forth in the Prospectus.

          5.  Certain Agreements of the Transferor.  The
Transferor agrees with the Underwriters that:

               (a)  The Transferor will file the
Prospectus required to be filed with the Commission pursuant to Rule 424(b)(l) (or, if applicable, and if consented to by the Underwriters, pursuant to Rule
424(b)(4)) not later than the Commission's close of business on the second business day following the earlier of (A) the date of determination of the offering price or
(B) the date the Prospectus is first used after effectiveness in connection with a public offering or sale. The Transferor will advise the Representative promptly of any such filing pursuant to Rule 424(b).

               (b)  The Transferor will advise the
Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus, and will not effect such amendment or supplementation without the consent of the Representative
(which consent shall not be unreasonably withheld); and the Transferor will also advise the Representative promptly of the effectiveness of any amendment or supplementation of the Registration Statement or the Prospectus, of any request by the Commission for any amendment or supplementation of the Registration
Statement or the Prospectus or for any additional information, of the receipt by the Transferor of any notification with respect to the suspension of qualification of any of the Class A Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and of the institution by the Commission of any stop order proceeding in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

               (c)  If, at any time when a prospectus
relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Transferor promptly will prepare and file with the Commission (subject to the prior review of the Representative pursuant to paragraph (b) of this Section
5) an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the consent of the Represen tative to, nor the Representative's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

               (d)  As soon as practicable, but not later
than May 3, 2002, the Transferor will cause the Trust to make generally available to the Certificateholders an earnings statement or statements of the Trust covering a period of at least 12 months beginning after the date of this Agreement which will satisfy the provisions of
Section 11(a) of the Act.

               (e)  The Transferor will furnish to the
Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Date of the Registration Statement. All other such documents shall be so furnished as soon as available. The Transferor will pay the expenses of printing and distributing to the Underwriters all such documents.

               (f)  The Transferor will take such action
(other than qualifying to do business as a foreign corporation or filing a general consent to service of process in any jurisdiction or taking any action that would subject it to general taxation in any jurisdiction) as the Representative may reasonably request to qualify the Class A Certificates for sale under the securities laws of such jurisdictions as the Representative may request and will comply with such laws so as to permit the continuance of sales in such jurisdictions for as long as may be necessary to complete the distribution of the Class A Certificates.

               (g)  For a period from the date of this
Agreement until the retirement of the Class A
Certificates, or such earlier time at which the Representative shall have notified the Transferor that the Representative has ceased to make a secondary market in the Class A Certificates (which notice, if any, shall be given with reasonable promptness), FDS, as Servicer, will furnish to the Representative copies of each officer's certificate and the annual statements of compliance delivered to the Trustee pursuant to Section
3.06 of the Pooling and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to
Section 3.06 of the Pooling and Servicing Agreement, by first-class mail as soon as practicable after such officer's certificates and independent public accountant's reports are furnished to the Trustee.

               (h)  So long as any of the Class A
Certificates are outstanding, the Transferor will furnish to the Representative, by first-class mail as soon as practicable, all documents (i) distributed by the Transferor to Certificateholders, or (ii) filed by or on behalf of the Trust or the Transferor as the originator of the Trust with the Commission pursuant to the Exchange
Act, or any order of the Commission or "no-action" letter obtained from the staff of the Commission by or on behalf of the Trust or the Transferor as originator of the Trust, and (iii) from time to time, such other information (other than any material nonpublic information) concerning the Trust as the Underwriters may reasonably request.

               (i)  Whether or not the transactions
contemplated by this Agreement are consummated or this Agreement is terminated for any reason, except a default by the Underwriters hereunder, the Transferor will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for (i) any reasonable expenses (including the reasonable and documented fees and disbursements of their counsel) incurred by them in connection with qualification of the Class A Certificates for sale and determination of the eligibility of the Class A
Certificates for investment under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, (ii) any fees charged by investment rating agencies for the rating of the Investor Certificates, (iii) any filing fee of the National Association of Securities Dealers, Inc. relating to the Investor Certificates, and (iv) expenses incurred in printing and distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto).

               (j)  To the extent, if any, that the
ratings provided with respect to the Class A Certificates by Moody's Investors Service, Inc. and Standard & Poor's
Ratings Services are conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor and FDS shall furnish such documents and take any such other actions.

               (k)  The Transferor or Federated shall
not, until after the later of (i) the Closing Date and
(ii) the termination of the underwriting syndicate, offer, sell or contract to sell, directly or indirectly, or file with the Commission a registration statement under the Act relating to securities substantially similar to the Certificates; provided, however, that such restriction shall not apply to any private placement by the Transferor of the Class C Certificates or any interest therein.


          6.  Conditions of the Obligations of the
Underwriters. The obligation of the Underwriters to purchase and pay for the Class A Certificates will be subject to the accuracy in all material respects of the representations and warranties on the part of the Transferor herein, to the accuracy of the officer's certificates to be delivered pursuant to Section 6(j), to the performance by the Transferor and FDS of their obligations hereunder and to the following additional conditions precedent:

               (a)  The Representative shall have
received a letter, dated the date of the Prospectus and addressed to the Underwriters, of independent certified public accountants for FDS and the Transferor, in form and substance satisfactory to the Representative and their counsel, (i) confirming that they are independent certified public accountants within the meaning of the Act and the applicable Rules and Regulations thereunder and (ii) stating in effect that they have performed certain specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust, FDS and the Transferor set forth in the Registration Statements and the Prospectus (and any supplements thereto)), under the captions "Federated
Department Stores, Inc.," "Trust Credit Card Portfolio,"
"Maturity Considerations," and "Receivable Yield
Considerations" in the Prospectus, agrees with the accounting records and/or computer reports or microfiche lists or analyses prepared by FDS or an affiliate thereof made available to them by the Transferor or FDS, excluding any questions of legal interpretation. On the Closing Date, the Representative shall have received such letter (which may be in a bring-down format) dated the Closing Date.


               (b) The Prospectus and any supplements
thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor, shall be contemplated by the Commission or by any authority administering any state securities or blue sky laws.

               (c)  Subsequent to the execution and
delivery of this Agreement, there shall not have occurred
(i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Transferor, FDS, Federated or any other affiliate of Federated which, in the judgment of the Underwriters, materially impairs the investment quality of the Class A Certificates; (ii) any downgrading in the rating of any debt securities of the Transferor, FDS, Federated or any other affiliate of Federated by any "nationally recognized statistical rating organization" (as defined for purposes of Rule
436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); provided, however that the Underwriters acknowledge that the ratings of the debt securities of Federated are under review for potential downgrade by Moody's and confirm that so long as such rating is not reduced below investment grade that such event shall not be deemed a downgrade for purposes of this clause (ii);
(iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Transferor, FDS, Federated or any other affiliate of Federated on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United
States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Class A Certificates.

               (d)  The Representative shall have
received an opinion, dated the Closing Date, addressed to the Underwriters, of Jones, Day, Reavis & Pogue, to the effect that:

                    (i)  Each of the Transferor and
     Federated has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware;

                    (ii)  FDS has been duly
     organized as a federally chartered savings bank and is validly existing under the laws of the United States of America;

                    (iii)  Each of the Transferor,
     Federated, and FDS, as applicable, has the corporate power and authority to execute and deliver this Agreement, the Series Supplement, and the Certificates, and to consummate the transactions contemplated herein and therein;

                    (iv)  Each of the Transferor and
     Federated had the corporate power and authority to execute and deliver the Pooling and Servicing Agreement, and FDS had the corporate power and authority to execute and deliver the Assumption Agreement, dated as of September 15,
     1993 (the "Assumption Agreement"), relating to the assumption by FDS of Federated's obligations as Servicer thereunder;

                    (v)  Each of the Transferor and
     each Originator other than FDS, Macy's East,
     Inc. and Broadway Stores, Inc. had the
     corporate power and authority to execute and deliver the Receivables Purchase Agreement, each of FDS, Macy's East, Inc. and Broadway
     Stores, Inc. had the corporate power and authority to execute and deliver the Supplement to Receivables Purchase Agreement to which it is a party (each such Supplement, a "Supplement"), relating to it becoming an "Additional Originator" thereunder, and each of the Originators has the corporate power and authority to consummate the transactions contemplated in the Receivables Purchase
     Agreement;

                    (vi)  Each of the Pooling and
     Servicing Agreement, the Assumption Agreement, and the Series Supplement has been duly authorized, executed and delivered by the Transferor, Federated, and FDS, as applicable, and, assuming the due authorization, execution and delivery thereof by the Trustee, each of the Pooling and Servicing Agreement, the Assumption Agreement, and the Series Supplement constitutes a legal, valid and binding obligation of each of the Transferor, Federated, and FDS, as applicable, enforceable against each of them, as applicable, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and except as the enforceability of remedies may be limited by general principles of equity, including the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as the enforceability of the indemnities in Sec tion 3.04 of the Pooling and Servicing
     Agreement may be subject to limitations based on public policy considerations;

                    (vii)  Each of the Receivables
     Purchase Agreement and each of the Supplements has been duly authorized, executed and delivered by the Transferor and each Originator, as applicable, and constitutes the legal, valid and binding obligation of the Transferor and each Originator, as applicable, enforceable against each of them, as applicable, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and except as the enforceability of remedies may be limited by general principles of equity, including the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law and except as the enforceability of the indemnities in Sections 7.01 and 7.02 of the Receivables
     Purchase Agreement may be subject to limita tions based on public policy considerations;

                    (viii)  The certificates
     representing the Class A Certificates have been duly authorized and executed by the Transferor and, assuming due authentication thereof by the Trustee in accordance with the Pooling and Servicing Agreement, were validly issued to or upon the order of the Transferor by the Trust, are entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement and are enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and except as the enforceability of remedies may be limited by general principles of equity, including the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law. Upon delivery of the Class A Certificates to the Underwriters by the Transferor against payment therefor in accordance with this Agreement, the
     Underwriters will acquire the Class A
     Certificates free and clear of any "adverse claim" (as defined in Section 8-302(c) of the Uniform Commercial Code as in effect in the State of New York);

                    (ix)  This Agreement has been
     duly authorized, executed and delivered by the Transferor and Federated;

                    (x)  The Registration Statement
     was filed and declared effective under the Act and, to the extent required thereunder, the Prospectus was filed with the Commission pursuant to Rule 424(b); to such counsel's knowledge, no stop order suspending the effectiveness of a Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Act; the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial and statistical information contained therein, as to which such counsel need not express any opinion) on their respective effective dates or dates of issuance comply as to form in all material respects to the applicable requirements of the Act and the Rules and Regulations;

                    (xi)  No consent, approval,
     authorization or order of, or filing with, any court or governmental agency or body having jurisdiction over the Transferor, Federated,
     FDS, or any Originator is required for the consummation on the Closing Date of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Series
     Supplement, or the Receivables Purchase
     Agreement, as applicable, except for (i) such consents, approvals, authorizations, orders or filings as have been obtained under the Act;
     (ii) such consents, approvals, authorizations, orders or filings as may be required under blue sky laws of any jurisdiction; and (iii) such other consents, approvals, authorizations, orders or filings that have been previously obtained or made;

                    (xii)  The Pooling and Servicing
     Agreement and the Series Supplement are not required to be qualified under the Trust
     Indenture Act of 1939; and

                    (xiii)  The Trust is not
     required to register as an investment company under the Investment Company Act of 1940, as amended.

          The Representative shall also have received a written statement, dated the Closing Date, addressed to the Underwriters, of Jones, Day, Reavis & Pogue to the effect that such counsel has participated in the preparation of the Registration Statement, and the Prospectus and, based on such participation, no facts have come to the attention of such counsel which cause it to believe that the Registration Statement (other than the statistical and related financial information contained therein, as to which such counsel need not express any belief), as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the statistical and related financial information contained therein, as to which such counsel need not express any belief) as of its date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
The foregoing opinion and statement may be qualified by a statement to the effect that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in a Registration Statement or the Prospectus.

               (e)  The Representative shall have
received an opinion of Jones, Day, Reavis & Pogue, special counsel for the Transferor, addressed to the Underwriters, substantially to the effect that (i) the Pooling and Servicing Agreement creates a valid security interest (as defined in the UCC) (the "Transferor
Security Interest") in favor of the Trustee in all right, title and interest of the Transferor in and to all Receivables of the Transferor, (ii) the Transferor's UCC-
1 financing statements in connection with the execution and delivery of the Pooling and Servicing Agreement were in appropriate form and were duly filed in the filing offices specified in such opinion pursuant to the UCC, which filings resulted in the perfection of the Transferor Security Interest, and (iii) based solely upon such counsel's examination of the search reports specified in such opinion and the Transferor's UCC-1 financing statements, the Transferor Security Interest continues to have priority over any other lien or security interest in the Transferor's right, title and interest in and to the Receivables, the perfection of which requires the filing of a financing statement under the UCC.

               (f)  Each Underwriter shall be an
addressee of, or the Underwriters shall have received a letter, dated the Closing Date, from Jones, Day, Reavis &
Pogue specifically authorizing the Underwriters to rely on, each opinion, dated the Closing Date, of Jones, Day, Reavis & Pogue addressed to either or both of the Rating
Agencies, which opinion or opinions will be to the effect, in addition to any other matters that may be addressed therein, that the transfers of the Receivables by FDS and the other Originators to the Transferor would be treated as a true sale of assets and not as pledges thereof as security for borrowings and that the assets of the Transferor would not be substantively consolidated with those of FDS or the other Originators.

               (g)  The Representative shall have
received an opinion dated the Closing Date addressed to the Underwriters, of Jones, Day, Reavis & Pogue, and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that the statements set forth in the Prospectus under the headings
"Structural Summary -- Income Tax Status of Class A and
Class B Certificates and the Prime Credit Card Master
Trust" and "Tax Matters" to the extent that they constitute descriptions of matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects and to the effect that the Class A Certificates and the Class
B Certificates will be treated as indebtedness of the Transferor for Federal income tax purposes and for Ohio and New York income or franchise tax purposes.
               (h)  The Representative shall have
received an opinion, dated the Closing Date, addressed to the Underwriters, of Dennis J. Broderick, the General
Counsel of Federated, to the effect that:

                    (i)  Each of the Transferor,
     Federated, and FDS has the corporate power and authority to own its properties and to conduct its business as now conducted, except where the failure to have such corporate power and authority would not have a material adverse effect upon the Certificateholders; and each of the Transferor, Federated, and FDS is duly qualified to do business as a foreign corporation or licensed to transact business as a foreign corporation in all states in which it conducts its credit card business, except where the failure to so qualify or obtain a license would not have a material adverse effect upon the Certificateholders;

                    (ii)  The Transferor and each
     Originator has the corporate power and
     authority to acquire and own the Receivables;

                    (iii)  Each Originator has the
     corporate power and authority to create and own the Accounts;

                    (iv)  Neither the execution and
     delivery by the Transferor, Federated, or FDS of this Agreement and the Series Supplement, as applicable, nor the issuance and sale of the Certificates and the consummation on the Closing Date of the other transactions contemplated in this Agreement, the Pooling and Servicing Agreement or the Series Supplement will conflict with or result in a default under or in the violation of (a) the Transferor's
     Restated Certificate of Incorporation or By-
     Laws, as applicable, (b) any statute, rule, regulation or order known to such counsel of any court or governmental authority having jurisdiction over the Transferor, Federated, or FDS, or (c) any material agreement or other instrument, known to such counsel, by which the Transferor, Federated, or FDS is bound; and

                    (v)  To such counsel's
     knowledge, except as disclosed in the
     Prospectus, there are no actions, proceedings or investigations pending before any court, administrative agency, or other tribunal (a) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Series
     Supplement, the Receivables Purchase Agreement, or the Class A Certificates, (b) regarding or relating to a party seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Series Supplement, or the Receivables Purchase Agreement, (c) which could be reasonably expected materially and adversely to affect the performance by the Transferor, Federated, FDS, or any Originator, as applicable, of their respective obligations under, or the validity or enforceability of this Agreement, the Pooling and Servicing Agree ment, the Series Supplement, the Receivables
     Purchase Agreement, or the Class A
     Certificates, or (d) regarding or relating to a party seeking adversely to affect the federal income tax attributes of the Class A
     Certificates as described in each Prospectus under the headings "Structural Summary --
     Income Tax Status of Class A and Class B
     Certificates and the Prime Credit Card Master
     Trust" and "Tax Matters."

               (i)  The Representative shall have
received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the organization of the Transferor, the validity of the Class A Certificates, the Registration
Statement, the Prospectus and other related matters as the Underwriters may require, and the Transferor shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering the opinion with respect to the organization of the Transferor, Skadden, Arps, Slate, Meagher & Flom LLP may rely on the opinion of Jones, Day, Reavis & Pogue referred to above.

               (j)  The Representative shall have
received a certificate, dated the Closing Date, of two
Vice Presidents or more senior officers of the Transferor in which such officers, to their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Transferor in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Transferor has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date,
(iii) the representations and warranties of the Transferor and FDS, as Servicer, in the Pooling and Servicing Agreement are true and correct in all material respects as of the dates specified in the Pooling and Servicing Agreement, (iv) no stop order suspending the effectiveness of a Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) nothing has come to such officers' attention that would lead such officers to believe that a Registration Statement or the Prospectus, and any amendment or supplement thereto, as of their dates and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of the Transferor's or FDS's credit card business or other business except as set forth in or contemplated by the Prospectus or as described in such certificate.

               (k)  The Representative shall have
received an opinion, dated the Closing Date, addressed to the Underwriters, of Pryor, Cashman, Sherman & Flynn, counsel to the Trustee, addressed to the Underwriters, satisfactory in form and substance to the Underwriters and counsel for the Underwriters and substantially to the effect that:

                    (i)  The Trustee is a
     corporation duly organized and validly existing under the laws of the State of New York, and has the corporate power and authority to act generally as a trustee and as Trustee under the Pooling and Servicing Agreement;

                    (ii)  The Pooling and Servicing
     Agreement and the Series Supplement have been duly authorized, executed and delivered by the Trustee and, assuming the due authorization, execution and delivery by the Transferor and FDS are valid and binding agreements of the Trustee;

                    (iii)  The Class A Certificates
     have been duly executed by the Transferor and authenticated by the Trustee; and

                    (iv)  Neither the execution nor
     the delivery by the Trustee of the Pooling and Servicing Agreement and the Series Supplement nor the performance of any of the transactions by the Trustee contemplated thereby requires the approval, authorization or other action by, or filing with, any governmental authority or agency under any existing Federal or State law governing the banking or trust powers of the Trustee.

               (l)  The Representative shall have
received a letter, dated the Closing Date, of KPMG Peat
Marwick LLP which meets the requirements of subsection
(a) of this Section.

               (m)  The Representative shall have
received evidence satisfactory to the Underwriters that the Class A Certificates shall be rated "Aaa" by Moody's
Investors Service, Inc. and "AAA" by Standard & Poor's
Ratings Services.

               (n)  On the Closing Date, $38,100,000
aggregate principal amount of the Class B Certificates and $38,100,000 aggregate principal amount of the Class C
Certificates shall have been issued to the Transferor.

               (o)  The Representative shall have
received evidence satisfactory to the Underwriters that, on or before the Closing Date, UCC Financing Statements have been or will be filed in all public offices necessary to perfect the interest of the Trust in the Receivables now existing and hereafter created in the Accounts, all monies due and to become due with respect thereto, all proceeds thereof, and all of the Transferor's rights, remedies, powers and privileges with respect to such Receivables under the Receivables
Purchase Agreement.

          The Transferor will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.

          7.  Indemnification and Contribution.  (a)  The
Transferor and Federated will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Transferor and Federated will not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Transferor or Federated by the Underwriters specifically for use therein; and provided, further, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity provided for in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Class A Certificates concerned, to the extent that a prospectus relating to the Class A
Certificates was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter arises out of or is based upon the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Certificates to such person, a copy of the Prospectus if the Transferor had previously furnished copies thereof to such Underwriter.

               (b)  Each Underwriter, severally, and not
jointly, agrees to indemnify and hold harmless the Transferor and Federated against any losses, claims, damages or liabilities to which the Transferor and Federated may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities
(or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration
Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Transferor or Federated by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Transferor or Federated in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of [i] the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the the third paragraph under the caption "Underwriting" and the information contained in the sixth paragraph under the caption
"Underwriting."

               (c)  Promptly after receipt by an
indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

               (d)  If the indemnification provided for
in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor and Federated on the one hand and the respective Underwriter on the other from the offering of the Class A Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor and Federated on the one hand and the respective Underwriter on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transferor and Federated on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transferor and Federated bear to the total underwriting discounts and commissions received by the respective
Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor or Federated or the respective Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subdivision (d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Class
A Certificates underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               (e)  The obligations of the Transferor or
Federated under this Section shall be joint and several and shall be in addition to any liability which the Transferor or Federated may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls either Underwriter within the meaning of the Act; and the obligations of each Underwriter under this Section shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Transferor who has signed a Registration Statement and to each person, if any, who controls the Transferor within the meaning of the Act.

          8.  Default of Underwriters.  If any
Underwriter or Underwriters default in their obligations to purchase Certificates hereunder and the aggregate principal amount of the Class A Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Class A Certificates, the Underwriters may make arrangements satisfactory to the Transferor for the purchase of such Class A Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A Certificates that such defaulting
Underwriters agreed but failed to purchase. If the Underwriter or Underwriters so default and the aggregate principal amount of the Class A Certificates with respect to such default or defaults exceeds 10% of the total principal amount of the Class A Certificates and arrangements satisfactory to the Underwriters and the Transferor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Transferor or Federated, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section.
Nothing herein will relieve a defaulting Underwriter from liability for its default.

          9.  Survival of Certain Representations and
Obligations. The respective indemnities, agreements, representations, warranties of the Transferor or Federated and of each Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, each Originator, the Transferor or Federated or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A Certificates. If this Agreement is terminated or if for any reason other than default by the Underwriters the purchase of the Class A Certificates by the Underwriter is not consummated, the Transferor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Transferor, Federated and the Underwriters pursuant to
Section 7 shall remain in effect. If for any reason the purchase of the Class A Certificates by the Underwriters is not consummated other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii),
(iv) or (v) of Section 6(c), the Transferor will reimburse the Underwriters for all out-of-pocket expenses
(including reasonable fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Class A Certificates.

          10. Notices. In all dealings hereunder, the Representative will act on behalf of each of the Underwriters, and the parties hereto will be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative or by Credit Suisse First Boston
Corporation on behalf of the Representative.

          All statements, requests, notices and
agreements hereunder will be in writing and will be delivered or sent by mail, telex or facsimile transmission, and, if to the Underwriters, will be sufficient in all respects if addressed to the Representa tive in care of Credit Suisse First Boston Corporation,
11 Madison Avenue, New York, NY 10010, Attention:  Asset
Finance Group, and, if to the Transferor will be sufficient in all respects if addressed to Prime
Receivables Corporation, 7 West Seventh Street,
Cincinatti, Ohio 45202, Attention: General Counsel, with a copy to Federated Department Stores, Inc., 7 West
Seventh Street, Cincinnati, Ohio 45202, Attention:
General Counsel and if to Federated, will be sufficient in all respects if addressed to the address provided above; provided, however, that any notice to any Underwriter pursuant to Section 7(c) hereof will be delivered or sent by mail, telex or facsimile transmission to such Underwriter at the following address: Credit Suisse First Boston Corporation, 11
Madison Avenue, New York, NY 10010.
          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section
7, and no other person will have any right or obligation hereunder.

          12.  Representation of Underwriters.  The
Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative or by Credit Suisse
First Boston Corporation will be binding upon all the Underwriters.

          13.  Counterparts.  This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original, but all such counter parts shall together constitute one and the same
Agreement.

          14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          If you are in agreement with the foregoing, please sign three counterparts hereof and return one to the Transferor and one to Federated whereupon this letter and your acceptance shall become a binding agreement among the Transferor, Federated and the several
Underwriters.


                       Very truly yours,

                       PRIME RECEIVABLES CORPORATION



                       By:  /s/ Susan P. Storer
                           Name:  Susan P. Storer
                           Title:  President


                       FEDERATED DEPARTMENT STORES, INC.



                       By:  /s/ Karen M. Hoguet
                           Name:  Karen M. Hoguet
                           Title:  Senior Vice President and
                                   Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof

CREDIT SUISSE FIRST BOSTON CORPORATION


By:  /s/ Michael G. Baker
  Name:  Michael G. Baker
  Title:  Managing Director


For itself and for the
several Underwriters
named in Schedule A hereto.



                       SCHEDULE A


                                   Principal Amount
Class A Underwriters               Class A Certificates

Credit Suisse First Boston         $ 133,334,000
Banc of America Securities LLC     $ 133,333,000
Chase Securities Inc.              $ 133,333,000

                                   $ 400,000,000